UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2023

Seelos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22245	87-0449967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 2nd Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 293-2100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SEEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On March 10, 2023, Seelos Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain purchasers identified on the signature pages thereto (the “Purchasers”), pursuant to which the Company agreed to issue and sell 12,059,298 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), pre-funded warrants to purchase up to 9,340,702 shares of Common Stock (the “Pre-Funded Warrants”) and accompanying common stock warrants to purchase up to 26,750,000 shares of Common Stock (the “Common Warrants” and together with the Pre-Funded Warrants, the “Warrants”) in a registered direct offering (the “Offering”). The Shares and the Warrants were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-251356) filed with the Securities and Exchange Commission (the “Commission”) on December 15, 2020, as amended by Amendment No. 1 thereto filed with the Commission on December 22, 2020 and declared effective on December 23, 2020 (as amended, the “Registration Statement”).

The exercise price of the Common Warrants is $0.60 per share, subject to adjustment as provided therein, and the Common Warrants will be exercisable beginning on the six month anniversary of the issuance date and will expire on the date that is five and a half years following the original issuance date. Each holder of a Common Warrant will not have the right to exercise any portion of its Common Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Common Warrant Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase the Common Warrant Beneficial Ownership Limitation, but not to above 9.99%. The exercise price and number of shares of Common Stock issuable upon the exercise of the Common Warrants will be subject to adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Common Warrants. If a registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the Common Warrants is not available for the issuance, then the holders may exercise the Common Warrants by means of a “cashless exercise.”

The exercise price of the Pre-Funded Warrants is $0.001 per share, subject to adjustment as provided therein, and the Pre-Funded Warrants will be exercisable immediately. Each holder of a Pre-Funded Warrant will not have the right to exercise any portion of its Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Pre-Funded Warrant Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase the Pre-Funded Warrant Beneficial Ownership Limitation, but not to above 9.99%. The exercise price and number of shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants will be subject to adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Pre-Funded Warrants. The holders may exercise the Pre-Funded Warrants by means of a “cashless exercise.”

The Warrants are not and will not be listed for trading on any national securities exchange or other nationally recognized trading system.

The combined purchase price for one Share and accompanying Common Warrants to purchase shares of Common Stock for each Share purchased was $0.525. The combined purchase price for one Pre-Funded Warrant to purchase one share of Common Stock and accompanying Common Warrants to purchase shares of Common Stock for each share of Common Stock subject to a purchased Pre-Funded Warrant was $0.524. The closing of the Offering occurred on March 14, 2023. The Company expects the aggregate net proceeds from the Offerings, after deducting the fees payable to financial advisors and other estimated offering expenses, to be approximately $10.3 million.  The Company intends to use the aggregate net proceeds for general corporate purposes and to advance the development of its product candidates. The Company may also use the net proceeds from the Offering to make periodic principal and interest payments under, or to repay all or a portion of, its outstanding convertible promissory note issued in November 2021.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. Under the Purchase Agreement, the Company and each of its directors and executive officers has agreed, subject to certain exceptions, not to enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents until the date (the “Trigger Date”) that is one trading day following the earlier of: (i) the date of public announcement by the Company of the full readout of the Phase 2 data with respect to SLS-002 in acute suicidal ideation and behavior in patients with major depressive disorder, and (ii) the date on which the VWAP (as defined in the Warrants) of the Common Stock is at or above $2.00 (subject to adjustment for reverse and forward share splits, recapitalizations and similar transactions following March 10, 2023) for three consecutive trading days. The Company also agreed that until the earlier of (X) such time as no Purchaser holds any of the Warrants, and (Y) three years after the Trigger Date, the Company will not effect or enter into an agreement to effect any issuance of shares of Common Stock or Common Stock equivalents involving an at-the-market offering or variable rate transaction; provided that the foregoing restriction will cease to apply to at-the-market offerings commencing on the earlier of: (I) such time as no Purchaser holds any Warrants, and (II) the one year anniversary of the Trigger Date.

The foregoing summaries of the Purchase Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full texts of the form of Purchase Agreement, the form of Common Warrant and the form of Pre-Funded Warrant that are filed herewith as Exhibits 10.1, 4.1 and 4.2, respectively.

The representations, warranties and covenants contained in the Purchase Agreement and the Warrants were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and the Warrants, respectively, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and the Warrants are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and the Warrants, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Commission.

The legal opinion, including the related consent, of Brownstein Hyatt Farber Schreck, LLP relating to the issuance and sale of the Shares and the Warrant Shares is filed as Exhibit 5.1 hereto. The legal opinion, including the related consent, of Paul Hastings LLP relating to the issuance and sale of the Warrants is filed as Exhibit 5.2 hereto.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements related to the amount of proceeds expected from the Offerings and the expected use of such proceeds. The risks and uncertainties involved include the Company’s financial position, market conditions and other risks detailed from time to time in the Company’s periodic reports and other filings with the Commission. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description

4.1	Form of Pre-Funded Warrant.

4.2	Form of Common Warrant.

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.

5.2	Opinion of Paul Hastings LLP.

10.1*	Form of Securities Purchase Agreement, dated March 10, 2023.

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

23.2	Consent of Paul Hastings LLP (included in Exhibit 5.2).

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

* Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

*      *      *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: March 14, 2023	By:	/s/ Raj Mehra, Ph.D.
		Name:	Raj Mehra, Ph.D.
		Title:	Chief Executive Officer and President